Exhibit 99(a)

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER REGARDING FACTS AND
CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

     I, Gregory B. Kenny, Chief Executive Officer of General Cable Corporation, 4 Tesseneer Drive, Highland Heights, KY 41076, state and attest that:

     1.     To the best of my knowledge, based upon a review of the covered reports of General Cable Corporation, and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     2.     I have reviewed the contents of this statement with the Company’s Audit Committee.

     3.     In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	General Cable Corporation’s Annual Report Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934 on Form 10-K filed with the Commission on March 29, 2002;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of General Cable Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

Subscribed and sworn to before me this 2nd of August, 2002	/s/ Gregory B. Kenny Name: Gregory B. Kenny

Date: August 2, 2002

/s/ Julie A. Dollenmayer Notary Public My Commission Expires: August 1, 2005